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                                                               Exhibit 10(c)(ii)


                                 FIRST AMENDMENT
                                 ---------------

     This FIRST AMENDMENT is made and entered into this 1lth day of June, 1997 by and between Middlesex Development Limited Partnership (hereinafter referred to as "Landlord") and American Science and Engineering, Inc. a Massachusetts corporation (hereinafter referred to as "Tenant").


                                   WITNESSETH:
                                   -----------


     WHEREAS, Landlord and Tenant entered into a lease dated January 12, 1995 (the "Lease") with respect to 105,600 square feet of space located on the first floor of the building located at 829 Middlesex Turnpike, Billerica, Massachusetts.

     WHEREAS, Tenant desires to lease additional space in the building;

     WHEREAS, Landlord has agreed to lease such additional space to Tenant and the parties desire to modify the Lease accordingly;

     NOW THEREFORE, for valuable consideration, Landlord and Tenant hereby agree as follows:

     Effective July 1, 1997, the Premises specified in Section 1.1 of the Lease shall be increased by the addition of 9,600 square feet of rentable floor area as shown on Exhibit A attached hereto. Accordingly, on July 1, 1997, the Rentable Floor Area of Premises specified in Section 1.1 of the Lease shall be increased to 115,200 square feet.

     Effective July 1, 1997, the Annual Fixed Rent Rate specified in Section 1.1 of the Lease shall be increased to $513,600.00 through February 28, 2000, and shall be $604,800.00 thereafter through the expiration or earlier termination of the term. Consequently, as of July 1, 1997, the Monthly Fixed Rent Rate shall be increased to $42,800.00 through February 28, 2000, and shall be $50,400.00 thereafter through the expiration or earlier termination of the term.

     Effective July 1, 1997, the Tenant's Percentage specified in Section 1.1 of the Lease shall be increased to seventy-two (72%) percent.

     The Premises are leased to Tenant in an "as-is" condition, without any representation or warranty by Landlord as to the condition of the Premises or its suitability for Tenant's use, and without any obligation on the part of Landlord to construct or otherwise prepare the Premises for Tenant's occupancy, except that Landlord shall, at Tenant's sole cost, construct a demising wall in the Premises and attach all utilities to the meters presently serving the Premises. Landlord shall perform the work in a timely manner at commercially reasonable rates using materials of commercially acceptable quality. The cost of such work shall be paid for by Tenant as additional rent promptly upon Tenant's receipt of Landlord's bill therefor. If Tenant fails to promptly remit such amount to Landlord, Landlord shall have, in addition to any other rights and remedies that may be available to Landlord, all the same rights and remedies available under Article 8 of the Lease for the nonpayment of the Fixed Rent and additional rent.


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     Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Amendment, other than Nordblom Company, and in the event of any brokerage claims, other than by Nordblom Company, against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim.

     Except as hereinabove provided, all of the terms, conditions and provisions of the Lease are ratified and confirmed and shall remain in full force and effect.

     IN WITNESS WHEREFOR, Landlord and Tenant have duly executed this First Amendment to take effect as a sealed instrument.

                                  LANDLORD:

                                  MIDDLESEX DEVELOPMENT LIMITED
                                  PARTNERSHIP


                                  By:    Route 3 Associates, general partner

                                  s/John B. Macomber
                                  ---------------------------------------
                                  As Trustee, and not individually


                                  s/Peter C. Nordblom
                                  ---------------------------------------
                                  As Trustee, and not individually

                                  TENANT:

                                  AMERICAN SCIENCE AND ENGINEERING, INC.


                                  By   s/Jeffrey A. Bernfeld
                                         Name:         Jeffrey A. Bernfeld
                                         Title:        Vice President and
                                                       General Counsel
                                         Hereunto Duly Authorized



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